UNITED  STATES
                       SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington,  D.C.  20549

                                    FORM  8-K

                                 CURRENT  REPORT

     Pursuant  to  section  13  or  15(d) of the Securities Exchange Act of 1934

         Date  of  Report  (Date  of  earliest  event  reported):  June 21, 2005

                           Jane  Butel  Corporation
            --------------------------------------------------------
             (Exact  name  of  registrant  as  specified  in  its  charter)

             Florida                       000-50104              65-0327060
  ----------------------------     ------------------------     ---------------
     (State  or  other jurisdiction     (Commission File        (IRS Employer of
            incorporation)                  Number)          Identification No.)



          400  Gold  Ave.  SW,  Suite  750,  Albuquerque,  NM         87102
         -----------------------------------------------------   -------------
           (Address  of  principal  executive  offices)           (Zip  Code)


                                 (505)  314-0787
                             ----------------------
                         (Registrant's  telephone  number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01  Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 21, 2005, we entered into a convertible debenture agreement with Jane Butel. The principle amount of the convertible debenture is $256,105. We will pay six percent interest, compounded annually, on the unpaid principle amount of the convertible debenture. We will make payments in the total aggregate amount of $50,000, based on the schedule outlined in the debenture. The holder has the right to convert the debenture into shares of our common stock one year after the closing date and before the close of business on June 10, 2008.


Item  2.01   Completion of Acquisition or Disposition of Assets

On June 21, 2005, we entered into an Agreement to sell substantially all of our assets to Jane Butel. Pursuant to the Agreement, Jane Butel agreed to assume certain of our liabilities.
The description of the transaction contained herein is qualified in its entirety by reference to the Asset Sale Agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.


Item  9.01  Financial  Statements  and  Exhibits

(c)  Exhibits:

10.1 Asset Sale Agreement between Jane Butel Corporation and Jane Butel, an individual, dated June 21, 2005.



                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Jane  Butel  Corporation
                                  Registrant

Date:  June  21,  2005     By:     /s/Douglas  D'Agata
                                   -------------------
                                  Douglas  D'Agata
                                  Interim  Chief  Executive  Officer